                                  FIRST AMENDMENT TO
                         REDUCING REVOLVING CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO REDUCING REVOLVING CREDIT AGREEMENT ('First Amendment to Credit Agreement') is made and entered into as of the 15th day of May, 1996, by and among HARVEYS CASINO RESORTS, a Nevada corporation ( 'HCR'), HARVEYS C.C. MANAGEMENT COMPANY, INC., a Nevada corporation ( 'HCCMC'), as of the Equity Exchange Effective Date, as hereafter defined, HARVEYS WAGON WHEEL CASINO LIMITED LIABILITY COMPANY ( 'HWWLLC') and HARVEYS IOWA MANAGEMENT COMPANY, INC., a Nevada corporation ( 'HIMC' and together with HCR and HCCMC and HWWLLC collectively the 'Borrowers'), FIRST INTERSTATE BANK OF NEVADA, N.A., WELLS FARGO BANK, N.A., successor by merger with FIRST INTERSTATE BANK OF CALIFORNIA, BANK OF THE WEST, FIRST SECURITY BANK OF IDAHO, N.A., IMPERIAL BANK, NORWEST BANK OF NEBRASKA, N.A., NBD BANK, SOCIETE GENERALE, THE SUMITOMO BANK, LIMITED, Chicago Branch, U.S. BANK OF NEVADA, WEST ONE BANK, IDAHO and ARGENTBANK (herein together with their respective successors and assigns collectively the 'Lenders'), FIRST INTERSTATE BANK OF NEVADA, N.A., as the swingline lender (herein in such capacity,together with its successors and assigns, the ( 'Swingline Lender'), FIRST INTERSTATE BANK OF NEVADA, N.A., as the issuer of letters of credit hereunder (herein in such capacity, together with its successors and assigns, the 'L/C Issuer') and FIRST INTERSTATE BANK OF NEVADA, N.A., as administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (herein, in such capacity, called the 'Agent Bank' and, together with the Lenders, Swingline Lender and L/C Issuer, collectively referred to as the 'Banks').

                                   R_E_C_I_T_A_L_S:

                                       WHEREAS:

     A. HCR, HCCMC, HIMC and Banks (The Sumitomo Bank, Limited, Chicago Branch, having acquired the interest of The Daiwa Bank, Limited by Assignment, Assumption and Consent Agreement dated as of February 2, 1996) entered into a Reducing Revolving Credit Agreement dated as of August 14, 1995 (the 'Original Credit Agreement').

     B. In this First Amendment to Credit Agreement, all capitalized words and terms shall have the respective meanings and be construed herein as provided in Section 1.01 of the Original Credit Agreement, as that Section is amended hereby. This First Amendment to Credit Agreement shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

     C. Mountain City Casino Partners, L.P., a Colorado limited partnership ('MCCP') is the owner of a thirty percent (30%) equity membership interest in HWWLLC, which equity interest together with certain rights to a priority return and option to acquire additional equity interests (collectively the 'Mountain City Interests') are to be acquired by HCR in exchange (the 'Equity Exchange') for three hundred eighty-two thousand five hundred (382,500) shares of the common voting stock of HCR pursuant to the terms of that certain Acquisition Agreement dated as of March 28, 1996 (the 'Acquisition Agreement') executed by and between HCR and MCCP.

     D. The Equity Exchange, together with the exchange of Eight Million Dollars ($8,000,000.00) in aggregate principal amount of HCR subordinated notes due December 31, 2001 (the 'Harveys Notes') and Six Million Dollars ($6,000,000.00) in cash (together with the Harveys Notes, the 'Exchange Consideration') for Eleven Million Nine Hundred One Thousand Five Hundred Dollars ($11,901,500.00) in aggregate principal amount of Senior Notes due 1997 (the 'HWW Notes') of HWWLLC, and interest accrued thereon in the approximate amount of approximately One Million Nine Hundred Thousand Dollars ($1,900,000.00) (the 'Debt Exchange') is the subject of the Form S-4 Registration Statement, Registration Number 333-616, filed with the Security and Exchange Commission on March 15, 1996 (as amended from time to time the 'Exchange Registration').


     E. HCR desires to issue up to One Hundred Fifty Million Dollars ($150,000,000.00) in Senior Subordinated Notes due 2006 (the 'Senior Subordinated Notes') pursuant to and in accordance with the terms and conditions set forth in the Form S-1 Registration Statement, Registration No. 333-3576 filed with the Securities and Exchange Commission on April 16, 1996 (collectively the 'S-1 Registration') and the indenture governing the Senior Subordinated Notes (the 'Indenture').

     F. In order to permit the Equity Exchange, Debt Exchange and issuance of the Senior Subordinated Notes, Borrowers have requested and Banks have agreed to the amendments and modifications to the Original Credit Agreement which are hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the parties hereto agree to amend the Original Credit Agreement by amending and substituting, as applicable, the amended terms and provisions as hereinafter set forth, which amended terms shall be deemed effective as of the First Amendment Effective Date, unless otherwise noted:

     Section 1.  DEFINITIONS.  Section 1.01 of the Original Credit
Agreement shall be and is hereby amended to include the following definitions. Those terms which are currently defined by Section 1.01 of the Original Credit Agreement and which are also defined below shall be defined as set forth below as of the First Amendment Effective Date unless the definition set forth below does not become effective until either the Equity Exchange Effective Date or the Senior Subordinated Notes Effective Date, as applicable, in which case the terms set forth in the Original Credit Agreement shall continue until the applicable replacement defined term becomes effective as set forth below:

     'Acquisition Agreement' shall have the meaning ascribed to such term in Recital Paragraph C of the First Amendment to Credit Agreement.

     'Assignments' shall mean on and after ten (10) Banking Business Days following the Equity Exchange Effective Date, collective reference to the Tahoe Assignment of Permits, Licenses and Contracts, Tahoe Assignment of Spaceleases, Contracts, Rents and Revenues, Assignment of Park Cattle Lease, Assignment of Tahoe Greenbelt Lease, Assignment of Management Fees, Assignment of California Greenbelt Lease, Iowa Assignment of Permits, Licenses and Contracts, Iowa Assignment of Space Leases, Contracts, Rents and Revenues, Assignment of Friendship Sublease, Assignment of Iowa Engineer's Contract, Assignment of Iowa Dock General Contractor's Agreement, Assignment of Iowa Hotel Architect's Contract, Assignment of Iowa Hotel General Contractor's Agreement, Assignment of Iowa Riverboat Architect's Contract, Assignment of Iowa Riverboat General Contractor's Agreement, Central City Assignment of Permits, Licenses and Contracts and Central City Assignment of Spaceleases, Contracts, Rents and Revenues.

      'Borrowers' shall mean on and after the Equity Exchange Effective Date collective reference to HCR, HCCMC, HIMC and HWWLLC.

      'Central City Assignment of Permits, Licenses and Contracts' shall mean the Assignment of Permits, Licenses and Contracts to be executed by HCCMC and HWWLLC within ten (10) Banking Business Days following the Equity Exchange Effective Date, pursuant to which HCCMC and HWWLLC assign to Agent Bank on behalf of the Lenders, all of their respective right, title and interest in and to all assignable permits, licenses and contracts relating to the Central City Hotel/Casino Facility, as it may be amended, modified, extended, renewed or restated from time to time.

      'Central City Assignment of Spaceleases, Contracts, Rents and Revenues' shall mean the Assignment of Spaceleases, Contracts, Rents and Revenues, as may be amended, modified, extended, renewed or restated from time to time, to be executed by HCCMC and HWWLLC within ten (10) Banking Business Days following the Equity Exchange Effective Date, pursuant to which HCCMC and HWWLLC assign to Agent Bank on behalf of the Lenders: (a) all of their respective right, title and interest under all Equipment Leases, Contracts and Spaceleases relating to the Central City Hotel/Casino Facility, and (b) all rents, issues, profits, revenues and income from the Central City Property and the Central City Hotel/Casino Facility and any other business activity conducted on the Central City Property, together with any future expansions thereof, related thereto or used in connection therewith.

      'Central City Casino Property' shall mean that real property which is particularly described as Parcels 1 and 2 on 'Exhibit V' attached to the First Amendment to Credit Agreement and by this reference incorporated into the Credit Agreement.

      'Central City Collateral' shall mean collective reference to: (i) all of the Central City Property and the personal property, furniture, fixtures and equipment, contract rights, leases, intangibles and other interests of HCCMC and HWWLLC, which are subject to the liens and security interests of the Central City Security Documents; (ii) all rights of HCCMC and HWWLLC assigned as additional security pursuant to the terms of the Central City Security Documents; and (iii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of HCCMC or HWWLLC, which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Agent Bank on behalf of Lenders to secure payment of the Bank Facilities.

       'Central City Deed of Trust' shall mean the Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents to be executed, within ten (10) Banking Business Days following the Equity Exchange Effective Date, by HCCMC and HWWLLC, as trustors and debtors, to the Public Trustee of Gilpin County, Colorado, as trustee, in favor of Agent Bank on behalf of Lenders, as beneficiary and secured party, encumbering the Central City Property and other Collateral more particularly described therein, for the purpose of securing the Bank Facilities and all other sums which may be owing by Borrowers to the Banks from time to time under the terms of the Credit Agreement, as said Central City Deed of Trust may be amended, modified, extended, renewed or restated from time to time.

       'Central City Depository Closing Instructions' shall mean the Depository Closing Instructions to be given by Agent Bank to Colorado Title Company, within ten (10) Banking Business Days following the Equity Exchange Effective Date, setting forth the requirements of Lenders for the issuance of the Central City Title Insurance Policy and conditions for recordation of the Central City Deed of Trust and other Central City Security Documents.

       'Central City Financing Statements' shall mean the Uniform Commercial Code Financing Statements to be filed in the office of the Secretary of State of the State of Colorado, and in the office of the County Recorder of Gilpin County, Colorado, within ten (10) Banking Business Days following the Equity Exchange Effective Date, in order to perfect the security interest granted to Agent Bank on behalf of the Lenders under the Central City Deed of Trust and other Security Documentation in accordance with the requirements of the Colorado Uniform Commercial Code, as such Financing Statements may be amended, modified, extended, renewed or restated from time to time.

       'Central City Hotel/Casino Facility' shall mean the hotel and casino business and related activities conducted by HCCMC and/or HWWLLC on the Central City Property and all improvements now or hereafter situate thereon, presently conducted under the style and name of Harveys Wagon Wheel Hotel Casino.

       'Central City Parking Garage Property' shall mean that real property which is particularly described as Parcels 3 and 4 on 'Exhibit V' attached hereto and incorporated by reference herein.

       'Central City Property' shall mean collective reference to the Central City Casino Property and the Central City Parking Garage Property.

       'Central City Security Documents' shall mean collective reference to the Central City Deed of Trust, Central City Financing Statements, Central City Assignment of Permits, Licenses and Contracts, Central City Assignment of Spaceleases, Contracts, Rents and Revenues, Payment Subordination Agreement and any other document or instrument which is executed or delivered by HCR, HCCMC and/or HWWLLC, and accepted by Agent Bank, on behalf of Lenders, as security for payment of the Bank Facilities.

       'Central City Title Insurance Policy' shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance and endorsements to be attached thereto, to be issued by Colorado Title Company within ten (10) Banking Business Days following the Equity Exchange Effective Date, in the aggregate amount of Twenty Million Dollars ($20,000,000.00) in favor of Agent Bank on behalf of the Lenders, insuring the Central City Deed of Trust as a first mortgage lien on the Central City Casino Property, and as a second mortgage lien on the Central City Parking Garage Property; all subject only to the exceptions permitted to be shown thereon in accordance with the requirements set forth in the Central City Depository Closing Instructions.

       'Colorado EBITDA' shall mean with reference to the Central City
Casino, for any fiscal period under review, on and after the Equity Exchange Effective Date: (a) the sum of (i) Colorado EBIT for that period, plus
(ii) depreciation and amortization for that period to the extent deducted in the determination of Net Income, determined in accordance with GAAP, plus (c) the amount of Colorado Management Fees paid in Cash by the Central City Casino to HCCMC for such period, but only to the extent deducted in the determination of Net Income for that period.

       'Credit Agreement' shall mean the Original Credit Agreement as amended by the First Amendment to Credit Agreement, as it may be further amended, modified, extended, renewed or restated from time to time.

       'Debt Exchange' shall have the meaning ascribed to such term in Recital Paragraph D of the First Amendment to Credit Agreement.

       'Deeds of Trust' shall mean collective reference to:  (i) the Tahoe
Deed of Trust and the California Deed of Trust; and (ii) on and after ten (10) Banking Business Days following the Equity Exchange Effective Date, the Central City Deed of Trust.

       'Default Notice Recording' shall mean either:

          (i) the recordation of a notice of default and election to sell by Agent Bank, on behalf of Lenders, in the office of the County Recorder of Douglas County, Nevada, under which a non-judicial foreclosure proceeding under NRS Chapter 107 or in the office of the County Recorder of El Dorado County, California, under which a non-judicial foreclosure proceeding under California law is initiated by Agent Bank as beneficiary under the Tahoe Deed of Trust and/or the California Deed of Trust;

          (ii) the commencement of a judicial foreclosure action in the Judicial District Court of Nevada in and for the County of Douglas, pursuant to which Lenders or Agent Bank, on behalf of Lenders, seek judicial foreclosure under NRS Chapter 106 or a judicial foreclosure action in the Superior Court of El Dorado County, California, pursuant to which Lenders or Agent Bank on behalf of Lenders seek judicial foreclosure under California law of the Tahoe Deed of Trust and/or the California Deed of Trust;

          (iii) the commencement of a judicial foreclosure action under the Iowa Mortgage pursuant to which Lenders or Agent Bank on behalf of Lenders seek judicial foreclosure or a judicial action in Pottawattamie County, Iowa, pursuant to which Lenders or Agent Bank on behalf of Lenders seek judicial foreclosure under Iowa law of the Iowa Mortgage;

          (iv) the commencement of a foreclosure action pursuant to which Lenders or Agent Bank on behalf of Lenders seek foreclosure of the Iowa Ship Mortgage;

          (v) the recordation of a notice of default and election to sell by Agent Bank, on behalf of Lenders, in the office of the County Recorder of Gilpin County, Colorado, under which a non-judicial foreclosure proceeding is initiated by Agent Bank as beneficiary under the Central City Deed of Trust; or

          (vi) the commencement of a judicial foreclosure action in a Colorado court of competent jurisdiction, pursuant to which Lenders or Agent Bank, on behalf of Lenders, seek judicial foreclosure under the Central City Deed of Trust.

        'Equipment Leases and Contracts' shall mean the executed leases and purchase contracts pertaining to FF&E: (i) wherein Borrowers, or any of them, are the lessee or vendee, as the case may be, as set forth on that certain Schedule of Equipment Leases and Contracts designated as Schedule 4.19, affixed to the Original Credit Agreement and by this reference incorporated into the Credit Agreement and made a part thereof; and (ii) on and after ten (10) Banking Business Days following the Equity Exchange Effective Date, wherein HCCMC and/or HWWLLC is the lessee or vendee, as the case may be, as set forth on that certain Supplemental Schedule of Equipment Leases and Contracts designated as Supplemental Schedule 4.19 affixed to the First Amendment to Credit Agreement and by this reference incorporated into the Credit Agreement and made a part thereof.

        'Equity Exchange' shall have the meaning ascribed to such term in Recital Paragraph C of the First Amendment to Credit Agreement.

        'Equity Exchange Effective Date' shall mean the date upon which the Equity Exchange has been consummated and the Mountain City Interests are owned by HCR.

        'Exchange Registration' shall have the meaning ascribed to such term in Recital Paragraph D of the First Amendment to Credit Agreement.

        'First Amendment Effective Date' shall mean May 15, 1996, or such later date as each of the conditions precedent set forth in Section 11 of the First Amendment to Credit Agreement have occurred.

        'First Amendment to Credit Agreement' shall have the meaning set forth in the Preamble of the First Amendment to Reducing Revolving Credit Agreement dated as of May 15, 1996, executed by and among Borrower and Banks.

        'HWW Notes' shall have the meaning ascribed to such term in Recital Paragraph D of the First Amendment to Credit Agreement.

        'Harveys Notes' shall have the meaning ascribed to such term in Recital Paragraph D of the First Amendment to Credit Agreement.

        'Hotel/Casino Facilities' shall mean collective reference to: (i) the Tahoe Hotel/Casino Facility and Iowa Riverboat/Hotel Facilities; and (ii) on and after ten (10) Banking Business Days following the Equity Exchange Effective Date, the Central City Hotel/Casino Facility; all together with any future expansions thereof, related thereto or used in connection therewith, and all appurtenances thereto.

        'Indenture' shall have the meaning ascribed to such term in Recital Paragraph E of the First Amendment to Credit Agreement.

        'MCCP' shall have the meaning ascribed to such term in Recital Paragraph C of the First Amendment to Credit Agreement.

        'Mortgages' shall mean collective reference to: (i) the Tahoe Deed of Trust, California Deed of Trust, Iowa Mortgage and Iowa Ship Mortgage; and
(ii) on and after ten (10) Banking Business Days following the Equity Exchange Effective Date, the Central City Deed of Trust.

      'Mountain City Interests' shall have the meaning ascribed to such term in Recital Paragraph C of the First Amendment to Credit Agreement.

      'Original Credit Agreement' shall have the meaning set forth in Recital Paragraph A to the First Amendment to Credit Agreement.

      'Payment Subordination Agreement' shall have the meaning ascribed to such term in Section 4(e) of the First Amendment to Credit Agreement.

      'Permitted Encumbrances' shall mean, at any particular time, (i) liens for taxes, assessments or governmental charges not then due, payable and delinquent, (ii) liens for taxes, assessments or governmental charges not then required to be paid pursuant to Section 5.10, (iii) liens in favor of Agent Bank or any Lender created or contemplated by the Security Documentation, (iv) the liens, encumbrances and restrictions on the Real Properties and existing improvements which are allowed by Banks to appear in Schedule B, Part I and II of the respective Title Insurance Policies (including, without limitation, the Central City Title Insurance Policy) relating to such Real Properties, (v) liens in favor of Agent Bank on behalf of the Lenders or consented to in writing by Agent Bank upon the approval of Requisite Lenders, (vi) until, but not subsequent to, ten (10) Banking Business Days following the Senior Subordinated Notes Effective Date, purchase money security interests or Capital Lease Liabilities for acquired FF&E or the Riverboat Senior Financing up to the maximum cumulative aggregate amount of Twenty Million Dollars ($20,000,000.00) and only to the extent of the lesser of the purchase money loan or the fair market value of the acquired FF&E as of the applicable acquisition date or the Riverboat as of the date of incurrence of the Riverboat Senior Financing, as the case may be, (vii) easements, licenses or rights-of-way, hereafter granted to any Governmental Authority or public utility providing services to the Hotel/Casino Facilities which are first approved in writing by the Agent Bank upon the approval of Requisite Lenders, (viii) judgment liens on property other than the Collateral which do not constitute an Event of Default, (xi) statutory liens of landlords and liens of carriers, warehousemen, mechanics, customs and revenue authorities and materialmen and other similar liens imposed by law incurred in the ordinary course of business which could not reasonably be expected to cause a Material Adverse Effect and which are discharged in accordance with Section 5.04, (x) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations; (xi) leases, concessions or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Borrowers, or any of them, or any of their respective Subsidiaries; and (xii) minor defects, encroachments or irregularities in title not interfering in any material respect with the ordinary conduct of the business of Borrowers, or any of them, or any of their respective Subsidiaries; and (xiii) pledges and security interests granted by HCR in favor of third parties of HCR's interest in promissory notes made by HRHI payable to the order of HCR, which promissory notes evidence the terms of repayment of subordinated loans made by HCR to HRHI pursuant to and in accordance with the terms of the Hard Rock Makewell Agreement.

       'Real Properties' shall mean collective reference to:
(i) the Tahoe Real Property, the California Greenbelt Property, the Tahoe Greenbelt Property,the Park Cattle Property and the Iowa Real Property; and (ii) on and after ten (10) Banking Business Days following the Equity Exchange Effective Date, the Central City Property.

     'Security Documentation' shall mean collective reference to: (i) the Tahoe Security Documents, the Iowa Security Documents, the Security Agreement and Pledge of Stock, the Trademark Security Agreement and all other instruments and agreements to be executed by or on behalf of Borrowers or other applicable persons, in favor of Agent Bank on behalf of the Lenders, securing repayment of the Bank Facilities; (ii) until, but not subsequent to, ten (10) Banking Business Days following the Equity Exchange Effective Date, the Colorado Security Agreement and Colorado Financing Statements; and (iii) on and after ten
(10) Banking Business Days following the Equity Exchange Effective Date, the Central City Security Documents.

      'Senior Parking Garage Deed of Trust' shall mean that certain Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing which is executed by HCCMC, as borrower, to the Public Trustee of Gilpin County, Colorado, as trustee, for the benefit of David R. Belding, which was recorded in the Official Records of Gilpin County, Colorado on February 9, 1996 in Book 594 at Page 190 under Reception No. 87446, for the purpose of encumbering, among other things, the Central City Parking Garage Property, as security for payment and performance by HCR and HCCMC under the Senior Parking Garage Loan.

      'Senior Parking Garage Loan' shall mean that loan transaction pursuant to which David R. Belding made a term loan to HCR and HCCMC in the original principal amount of Ten Million Dollars ($10,000,000.00), which is evidenced by, among other instruments, a Promissory Note executed by HCR and HCCMC under date of February 9, 1996 and payable to the order of David R. Belding in the original principal amount of Ten Million Dollars ($10,000,000.00).

      'Senior Subordinated Notes' shall have the meaning ascribed to such term in Recital Paragraph E of the First Amendment to Credit Agreement.

      'Senior Subordinated Notes Effective Date' shall mean the date upon which the Senior Subordinated Notes have been issued by HCR and HCR has received the proceeds thereof, net of costs and expenses.

      'Spaceleases' shall mean: (i) the executed spaceleases pertaining to the Tahoe Hotel/Casino Facility and/or Iowa Riverboat/Hotel Facilities, or any portion thereof, wherein HCR or HIMC, as applicable, is the lessor, as set forth on that certain Schedule of Spaceleases set forth as Schedule 4.18, affixed to the Original Credit Agreement and by this reference incorporated into the Credit Agreement and made a part thereof; and (ii) on and after ten (10) Banking Business Days following the Equity Exchange Effective Date, the executed spaceleases pertaining to the Central City Hotel/Casino Facility, or any portion thereof, wherein HCR, HCCMC or HWWLLC, as applicable, is the lessor, as set forth on that certain Supplemental Schedule of Spaceleases set forth as Supplemental Schedule 4.18, affixed to the First Amendment to Credit Agreement and by this reference incorporated into the Credit Agreement and made a part thereof.

      'TFCC Ratio' as of the end of any Fiscal Quarter shall mean with reference to the HCR Consolidation:

     The sum of net profit after tax, plus Interest Expense (accrued and capitalized), plus depreciation and amortization expense, plus operating lease expense, plus rental expense, minus dividends declared, minus actual Capital Expenditures (not including budgeted project costs of the Iowa Riverboat/Hotel Facilities paid in 1995 and 1996 up to the cumulative aggregate amount of Ninety-Six Million Four Hundred Thousand Dollars ($96,400,000.00), but including all project costs in excess thereof) in each case for such Fiscal Quarter and the three (3) Fiscal Quarters immediately preceding such Fiscal Quarter,

Divided by (/)

          The sum of Interest Expense (accrued and capitalized), plus operating lease expense, plus rental expense in each case for such Fiscal Quarter and the three (3) Fiscal Quarters immediately preceding such Fiscal Quarter, plus the current portion of long term Indebtedness (including all principal payments and Scheduled Reductions required to be made under the Credit Facility), plus the current portion of Capitalized Lease Liabilities, as of the end of such Fiscal Quarter under review.

      'Title Insurance Policies' shall mean collective reference to:
(i) the Iowa Title Insurance Policy, the Tahoe Title Insurance Policy and the Colorado Title Insurance Policy; and (ii) on and after ten (10) Banking Business Days following the Equity Exchange Effective Date, the Central City Title Insurance Policy.

Section 2. CONSENT TO AND OCCURRENCE OF EQUITY EXCHANGE. As of the First Amendment Effective Date, Lenders do hereby consent to completion of the Equity Exchange by HCR in accordance with and as provided in the Exchange Registration. HCR agrees to complete or cause the completion of the Equity Exchange no later than June 15, 1996.

Section 3.     ASSUMPTION BY HWWLLC AS OF EQUITY EXCHANGE EFFECTIVE
DATE. HWWLLC joins in the execution of this First Amendment to Credit Agreement for the purpose of evidencing its agreement and, as of the Equity Exchange Effective Date, does hereby jointly and severally assume all duties, obligations and liabilities of Borrowers under the Original Credit Agreement, this First Amendment to Credit Agreement, the Notes and each of the other Loan Documents as a Co-Borrower and agrees to jointly and severally perform all of the promises covenants of Borrowers arising or performable from and after the Equity Exchange Effective Date.

Section 4. PERFECTION OF SECURITY INTERESTS IN CENTRAL CITY PROPERTY. On or before ten (10) Banking Business Days following the Equity
Exchange Effective Date:

     a. HWWLLC shall cause the Central City Property to be encumbered by the Central City Security Documents in favor of Agent Bank on behalf of Lenders as additional Collateral for the Bank Facilities, which shall include the following documents and instruments in each case in the form prepared by the Lenders' attorneys:

          i.   Central City Deed of Trust;

          ii. Central City Assignment of Permits, Licenses and Contracts;

          iii. Central City Assignment of Spaceleases,
Contracts, Rents and Revenues; and

          iv.  Central City Financing Statements.

     b.   HWWLLC and HCR shall cause the Central City
Title Insurance Policy to be issued in favor of Agent Bank on behalf of the Lenders in accordance with the Central City Depository Closing Instructions.

     c. HWWLLC and HCR shall cause the Colorado Intercompany Deed of Trust and each other document of record or filed in the State of Colorado relating to or perfecting a security interest for the Colorado Intercompany Note to be fully released and reconveyed. In this regard, Agent Bank agrees to join in the execution of such documents as may be necessary to cause a release of the Colorado Financing Statements and cancellation of the Colorado Security Agreement.


     d. The HWW Notes shall be assigned to HCR and HWWLLC and HCR shall cause all security instruments securing repayment thereof to be fully released and reconveyed in exchange for the Harveys Notes pursuant to the Debt Exchange as set forth in the Exchange Registration.

     e. HCR shall execute and deliver to Agent Bank on behalf of the Lenders, a Payment Subordination and Security Agreement ('Payment Subordination Agreement') in the form prepared by Lenders' attorneys and shall further deliver the originals of each of the Colorado Intercompany Note and the HWW Notes (together with endorsements or other evidence of assignment to HCR) which shall be subject to the payment restrictions and shall be held by Agent Bank pursuant to the terms of the Payment Subordination Agreement.

     f. One or more opinions of counsel to the Borrowers and addressed to the Agent Bank and each of the Banks, together with their respective successors and assigns, substantially in the form of the legal opinion marked 'Exhibit M-1', affixed to the First Amendment to Credit Agreement and by this reference incorporated herein and made a part hereof.

Section 5.     RESTATEMENT OF SECTION 5.23. INVESTMENTS AND ADVANCES.
As of the Equity Exchange Effective Date, Section 5.23 of the Original Credit Agreement (other than Section 5.23(c) which shall not be deemed amended until the occurrence of the Senior Subordinated Notes Effective Date) entitled 'Investments and Advances', shall be and is hereby amended and restated in its entirety as follows:

Section 5.23. INVESTMENTS AND ADVANCES. Other than Investments, Advances and Contingent Liabilities made or incurred as of the Closing Date, Borrowers shall not make any further Investments or Advances or incur any further Contingent Liabilities in connection with or relating to HLVMC, HRHI, the Hard Rock Hotel

(other than in connection with the Hard Rock Guaranty or Hard Rock Make Well Agreement), or any of them. Additionally, Borrowers, or any of them, shall not make any Advances or Investments or incur Contingent Liabilities other than as specifically permitted below or by Section 5.25:

     a. Investments: (i) in Cash Equivalents, or (ii) pursuant to and consistent with the HCR Investment Policy which Investments are first approved by Requisite Lenders.

     b. New Venture Investments by HCR (other than Investments in HIMC as provided in subparagraph (c) hereinbelow) and Contingent Liabilities in respect thereof so long as: (i) the cumulative aggregate of all New Venture Investments plus the aggregate of Adjusted HCR Contingent Liabilities (exclusive of any HCR Contingent Liability attributable to the Hard Rock Guaranty or Hard Rock Make Well Agreement, as the case may be and exclusive of the Colorado Slot Lease Guaranty) as of any date of determination shall not exceed Forty Million Dollars ($40,000,000.00) at any time prior to Bank Facility Termination, and (ii) the construction plans and specifications, all material construction contracts and construction agreements, construction budgets and projections and construction time tables for construction and completion of each New Venture is first approved by Agent Bank upon the consent of Requisite Lenders.

     c. On and after the Senior Subordinated Notes Effective Date, Investments in and Advances to HIMC by HCR or any of its Subsidiaries used for the purpose of financing the costs of construction and development of the Iowa Riverboat/Hotel Facilities.

     d.   Advances received by HCR from any of its Subsidiaries.

     e. Investments received in settlement of arms-length disputes with non-Affiliates of Borrowers.

     f. Investments received as consideration for asset sales made in arms-length transactions for fair market consideration.

     g. Investments and Advances to HCCMC or HWWLLC by HCR or any of its Subsidiaries relating to the Central City Hotel/Casino Facility for the purpose of: (i) acquiring all right, title and interest of MCCP in and to HWWLLC pursuant to the Acquisition Agreement, (ii) acquiring the Parking Garage Property and constructing a parking garage thereon, and (iii) Capital Expenditures relating to the Central City Hotel/Casino Facility.

Section 6. ADDITION OF SUBSECTIONS 5.24(D) AND (E) REGARDING ADDITIONAL UNSECURED INDEBTEDNESS AND SENIOR PARKING GARAGE LOAN. As of the Equity Exchange Effective Date, Section 5.24 of the Original Credit Agreement entitled 'Additional Indebtedness' shall be and is hereby amended by adding thereto additional Subsections (d) and (e) as follows:

     d. Unsecured Indebtedness, provided that any unsecured note or series of notes or other evidence of Indebtedness to any single lender or syndication of lenders for a single transaction or series of related transactions in excess of Ten Million Dollars ($10,000,000.00) shall first be approved in writing by Requisite Lenders, which approval shall not be unreasonably withheld provided that each of the following conditions are true with respect to such
Indebtedness:


     (i) Covenants relating to such Indebtedness must not be more restrictive than those required under the Credit Agreement,

     (ii) the unsecured note or notes or other evidence of Indebtedness must mature at least six (6) months following the Maturity Date under the Credit Agreement,

     (iii) the rate of interest on the unsecured note or notes or other evidence of Indebtedness shall be at the current market rate for similar transactions in the marketplace, and

     (iv) the unsecured note or notes or other evidence of Indebtedness may not require principal payments to be made prior to Bank Facility Termination.

     e. The Senior Parking Garage Loan until the date specified in Section 8(d) of the First Amendment to Credit Agreement, on or before which date the Senior Parking Garage Loan shall be fully paid.

Section 7.     RESTATEMENT OF SECTION 5.25,  CONTINGENT LIABILITIES.
As of the Equity Exchange Effective Date, Section 5.25 of the Original Credit Agreement entitled "Contingent Liabilities" shall be and is hereby amended and restated in its entirety as follows:

Section 5.25. CONTINGENT LIABILITIES. Neither HIMC, HCCMC nor HWWLLC may incur any Contingent Liabilities. No HCR Contingent Liability may contain terms or provisions more restrictive on HCR than the covenants, terms and provisions applicable to HCR, the Borrower Consolidation and/or the HCR Consolidation, as applicable, within the Credit Agreement.

Section 8. OCCURRENCE OF SENIOR SUBORDINATED NOTES EFFECTIVE DATE, DESIGNATION OF SENIOR DEBT AND REQUIRED PAYMENTS FROM PROCEEDS OF SENIOR SUBORDINATED NOTES. As of the First Amendment Effective Date, Lenders do hereby consent to issuance of the Senior Subordinated Notes by HCR in accordance with and as provided in the S-1 Registration up to the aggregate amount of One Hundred Fifty Million Dollars ($150,000,000.00). The Senior Subordinated Notes Effective Dates shall occur on or before July 31, 1996. On or before ten (10) Banking Business Days following the Senior Subordinated Notes Effective Date (except as otherwise noted in (d) below), Borrowers shall cause the Bank Facilities to be Designated Senior Debt pursuant to an Officer's Certificate in accordance with the procedure set forth in the Indenture and shall pay or cause to be paid in full the following Indebtedness:

     a.   all outstanding principal and interest then owing under the Harveys
Notes;

     b. all Indebtedness guarantied under the terms of the Colorado Slot Lease Guaranty;

     c. all Indebtedness owing under the terms of the Riverboat Senior Financing and shall additionally cause the release and reconveyance of all ship mortgages and other security instruments encumbering the Riverboat or any equipment, furniture, fixtures or gaming devices located on the Riverboat other than the Iowa Ship Mortgage and related security interests in favor of Agent Bank on behalf of the Lenders; and

     d. on or before June 15, 1996, Borrower shall pay or cause to be paid all sums owing on the Senior Parking Garage Loan and cause the full release and reconveyance of the Senior Parking Garage Deed of Trust and all related security instruments securing repayment of the Senior Parking Garage Loan.

Section 9. PARCEL MAP REQUIREMENT FOR CENTRAL CITY PARKING GARAGE PROPERTY. On or before September 15, 1996, Borrowers shall cause a parcel map to be prepared, approved, filed and recorded in accordance with all applicable laws, regulations and requirements of all necessary Governmental Authorities, including without limitation, Central City, Gilpin County, State of Colorado, for the purpose of creating the Central City Parking Garage Property as a legally separate and recognized parcel of real property, which parcel map shall additionally be first approved by Agent Bank.

Section 10. AMENDMENT OF SECTION 7.01, EVENTS OF DEFAULT. As of the Senior Subordinated Notes Effective Date, Section 7.01 entitled 'Events of Default' shall be and is hereby amended by adding thereto an additional Subsections (w) and (x) as follows:

     (w) The occurrence of any 'Change of Control' as defined in the S-1 Registration and/or Indenture which causes any holder or holders of the Senior Subordinated Notes to require the Company to repurchase all or any part of such holder's or holders' Senior Subordinated Notes; and

     (x) Borrowers, or any of them, shall fail duly and punctually to perform or comply with any term, covenant, condition or promise contained in the First Amendment to Credit Agreement, which failure continues for more than ten (10) Banking Business Days after written notice thereof is delivered to Borrowers by Agent Bank.

Section 11.  CONDITIONS PRECEDENT TO FIRST AMENDMENT EFFECTIVE DATE.
The occurrence of the First Amendment Effective Date is subject to Agent Bank having received the following documents and payments, in each case in a form and substance reasonably satisfactory to Banks:

     a. Execution and delivery by each of the Borrowers and Banks of fourteen
(14) counterpart originals of the First Amendment to Credit Agreement.

     b. Delivery to Agent Bank of a copy of a corporate resolution of each of the Borrowers authorizing the execution and delivery of this First Amendment to Credit Agreement and each document, agreement and instrument to be executed and delivered in connection herewith.

     c. Reimbursement to Agent Bank by Borrowers for the reasonable attorneys' fees of Henderson & Nelson incurred in connection with the preparation and execution of the First Amendment to Credit Agreement; and

     d. Such other documents, instruments or conditions as may reasonably be required by Agent Bank.

Section 12. REPRESENTATIONS AND WARRANTIES. To induce Banks to enter into this First Amendment to Credit Agreement, Borrowers hereby: (i) ratify and reaffirm the representations and warranties set forth in Article IV of the Original Credit Agreement; (ii) warrant and represent that each such representation and warranty shall be true and correct as of the First Amendment Effective Date, other than representations and warranties which expressly speak as of a different date which shall be true and correct as of such date; and (iii) represent and warrant that, as of the First Amendment Effective Date, no Default or Event of Default has occurred and remains continuing.

Section 13. NO OTHER CHANGES. Except as specifically set forth herein, the Original Credit Agreement shall remain unchanged and in full force and effect.

Section 14. GOVERNING LAW. This First Amendment to Credit Agreement shall be governed by the internal laws of the State of Nevada without reference to conflicts of laws principles.

Section 15. COUNTERPARTS. This First Amendment to Credit Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this First Amendment to Credit Agreement by signing any such counterpart.

Section 16. ADDITIONAL/REPLACEMENT SCHEDULES AND EXHIBITS ATTACHED. The following replacement Schedules and Exhibits are attached hereto and incorporated herein and made a part of the Credit Agreement as follows:

Supplemental Schedule 4.18 - Supplemental Schedule of Spaceleases

Supplemental Schedule 4.19 - Supplemental Schedule of Equipment Leases and Contracts

Exhibit M-1 -   Colorado Legal Opinion (Form)

Exhibit V -     Central City Casino Property and Central City Parking
Garage Property Description

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed as of the day and year first above written.

BORROWERS:

HARVEYS CASINO RESORTS,
a Nevada corporation


By: /s/ Charles W. Scharer
    Charles W. Scharer,
    President


By: /s/ William B. Ledbetter
    William B. Ledbetter,
    Secretary

Address:

Highway 50
P.O Box 128
Stateline, Nevada 89449

Telephone: (702) 586-6756
Facsimile: (702) 588-0601

HARVEYS C.C. MANAGEMENT COMPANY, INC.,
a Nevada corporation


By: /s/Thomas M. Yturbide
    Thomas M. Yturbide,
    President


By: /s/William B. Ledbetter
    William B. Ledbetter,
    Secretary

Address:

Highway 50
P.O Box 128
Stateline, Nevada 89449

Telephone: (702) 586-6756
Facsimile: (702) 588-0601


HARVEYS IOWA MANAGEMENT COMPANY., INC.,
a Nevada corporation


By: /s/Thomas M. Ytubide
    Thomas M. Yturbide,
    President

By: /s/Charles W. Scharer
    Charles W. Scharer,
    Secretary

Address:

Highway 50
P.O Box 128
Stateline, Nevada 89449

Telephone: (702) 586-6756
Facsimile: (702) 588-0601

HARVEYS WAGON WHEEL CASINO
LIMITED LIABILITY COMPANY

   By:/s/Charles W. Scharer
      Charles W. Scharer
      Chairman, Board of Managers


   By:/s/Thomas M. Yturbide
      Member, Board of Managers
Address:  HWWLLC:
Highway 50
P. O. Box 128
Stateline, Nevada  89449

Telephone:  (702) 586-6756
Facsimile:  (702) 588-0601

BANKS:

FIRST INTERSTATE BANK OF NEVADA, N.A.,
Agent Bank, Lender, Swingline Lender
and L/C Issuer

By:    /s/ Grace A. Bartholet
Title: Vice President

Address:

One East First Street
Reno, Nevada  89501

Telephone: (702) 334-5633
Facsimile: (702) 334-5637

WELLS FARGO BANK, N.A.,
successor by merger with
FIRST INTERSTATE BANK OF
CALIFORNIA, Lender

By:    /s/ Guity Javid
Title: Senior Vice President

By:   /s/Charles W. Reed
Title:Senior Vice President

Address:

707 Wilshire Boulevard
W16-20 (MAC 2818-166)
Los Angeles, CA  90017

Telephone: (213) 614-3903
Facsimile: (213) 614-2569

BANK OF THE WEST,
Lender

By: /s/ Tom J. Matson
Title: Regional Vice President

Address:

1450 Treat Boulevard
Walnut Creek, CA  94596

Telephone: (510) 942-8675
Facsimile: (510) 256-8276

FIRST SECURITY BANK OF IDAHO, N.A., Lender

By:/s/ David P. Williams
Title: Vice President

Address:

15 East 100 South
2nd Floor
Salt Lake City, UT  84111

Telephone: (801) 246-5540
Facsimile: (801) 246-5532

IMPERIAL BANK, Lender

By: /s/Steven K. Johnson
Title: Senior Vice President

By:/s/John F. Farrace
Title:Assistant Vice President
Address:

9920 S. La Cienega
Ingelwood, CA  90301

Telephone: (310) 417-5657
Facsimile: (310) 338-6160

NORWEST BANK OF NEBRASKA, N.A., Lender

By: /s/Dee Ann Wenger
Title:Assistant Vice President

Address:

1919 Douglas Street
Omaha, NE  68102

Telephone: (402) 536-2576
Facsimile: (402) 536-2251

NBD BANK, Lender

By:/s/ James Junker
Title: Vice President

Address:

National Banking Division
Mezzanine Level
611 Woodward Ave.
Detroit, MI  48226

Telephone: (313) 225-1424
Facsimile: (313) 225-2649

SOCIETE GENERALE, Lender

By:/s/ J.Blaine Shaun
Title:Regional Manager

Address:

2029 Century Park East
Suite 2900
Los Angeles, CA  90067

Telephone: (310) 788-7104
Facsimile: (310) 551-1537

THE SUMITOMO BANK, LIMITED,
Chicago Branch, Lender

By:/s/ David M. Lawrence
Title: Vice President and Manager

By: /s/Bardford E.Chambers
Title:Vice President

Address:

800 W. Sixth Street
Suite 950
Los Angeles, CA  90017

Telephone: (213) 623-7847
Facsimile: (213) 623-4629

U.S. BANK OF NEVADA, Lender

By:/s/ Kurt Imerman
Title:Vice President

Address:

One East Liberty Street
2nd Floor
Reno, NV  89501

Telephone: (702) 688-6589
Facsimile: (702) 688-6597

WEST ONE BANK, IDAHO, Lender

By:/s/Steve Bentin
Title:Vice President

Address:

Corporate Banking, 1-0094
101 S. Capital Blvd.
Boise, ID  83702

Telephone: (208) 383-7606
Facsimile: (208) 383-7563

ARGENTBANK, Lender

By: /s/ Lionel J. Lagarde, Jr.
Title:Vice President

Address:

203 West 2nd Street
Thibodaux, LA  70301

Telephone: (504) 447-0552
Facsimile: (504) 447-0604